EIGHTH AMENDMENT
TO THE CUSTODY AGREEMENT
THIS EIGHTH AMENDMENT effective as of the last date on the signature block, to the Custody Agreement (the “Agreement”) dated as of December 21, 2018, as amended, is entered into by and between TIDAL ETF TRUST, a Delaware statutory trust (the “Trust”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America with its principal place of business at Minneapolis, Minnesota (the “Custodian”).

RECITALS
WHEREAS, the parties have entered into the Agreement; and
WHEREAS, the parties desire to amend the Agreement to update Exhibit B, as amended to add the following ETFs:
Acruence Active Hedge U.S. Equity ETF
SoFi Weekly Dividend ETF
American Customer Satisfaction ETF

WHEREAS, Section 15.02 of the Agreement allows for its amendment by a written instrument executed by both parties and authorized or approved by the Board of Trustees of the Trust.
NOW, THEREFORE, the parties agree as follows:
Amended Exhibit B of the Agreement is hereby superseded and replaced in its entirety with Amended Exhibit B attached hereto.
Except to the extent amended hereby, the Agreement shall remain in full force and effect.
IN WITNESS WHEREOF, the parties hereto have caused this Eighth Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year last written below.
TIDAL ETF TRUST    U.S. BANCORP FUND SERVICES, LLC
By:            By:
Name:    Eric Falkeis        Name:    Anita Zagrodnik
Title:    President        Title:    Senior Vice President
Date:            Date:

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Amended Exhibit B to the Custody Agreement
Separate Series of Tidal ETF Trust
Name of Series
Aware Ultra-Short Duration Enhanced Income ETF

SoFi Select 500 ETF
SoFi Next 500 ETF
SoFi 50 ETF
SoFi Gig Economy ETF
SoFi Weekly Income ETF
SoFi Weekly Dividend ETF

SP Funds Dow Jones Global Sukuk ETF
SP Funds S&P 500 Sharia Industry Exclusions ETF
SP Funds S&P Global REIT Sharia ETF

RPAR Risk Parity ETF

Leatherback Long/Short Absolute Return ETF
Leatherback Long/Short Alternative Yield ETF

Adasina Social Justice All Cap Global ETF

ATAC US Rotation ETF

Gotham Enhanced 500 ETF

Sound Fixed Income ETF
Sound Enhanced Fixed Income ETF
Sound Enhanced Equity Income ETF
Sound Equity Income ETF
Sound Total Return ETF

Euclid Capital Growth ETF
Acruence Active Hedge U.S. Equity ETF
American Customer Satisfaction ETF

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